UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): March 10, 2006

                            JOURNAL REGISTER COMPANY
               (Exact Name of Registrant as Specified in Charter)

  Delaware                           1-12955                   22-3498615
(State or Other             (Commission File Number)         (IRS Employer
Jurisdiction of                                              Identification
 Incorporation)                                                  Number)

              50 West State Street, Trenton,               08608
                      New Jersey
                 (Address of Principal                   (Zip Code)
                   Executive Offices)

       Registrant's telephone number, including area code: (609) 396-2200

                                 Not Applicable
                         (Former Name or Former Address,
                          If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01 REGULATION FD DISCLOSURE

         Journal Register Company (the "Company") filed its Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended December 25, 2005 today, March 10, 2006. The Form 10-K reflected a reclassification, from the Company's previously reported results for the thirteen and fifty-two week periods ended December 25, 2005, of certain amounts related to contractual obligations. In the Company's previously reported financial results, announced on February 7, 2006, for the thirteen and fifty-two week periods ended December 25, 2005 (the "Previously Reported Results"), certain amounts related to signed contractual obligations for which services or goods were not yet provided were included in capital expenditures. The treatment of these amounts has been revised in the Form 10-K. In Item 7 of the Form 10-K, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Contractual Obligations and Commitments," such amounts related to signed contractual obligations for which services or goods were not yet provided are reflected as commitments. The affect of this reclassification is a reduction in capital expenditures offset by an equal reduction in accrued expenses, as compared to the Previously Reported Results. This reclassification impacted the Company's thirteen and fifty-two week periods ended December 25, 2005 presentation of capital expenditures and the non-GAAP measurements of Free Cash Flow and Free Cash Flow per share, and did not impact Net income, Operating income, or EBITDA, as shown below (which includes the reconciliation for non-GAAP terms to the most comparable GAAP measures):


                                                               FOR THE PERIOD ENDED DECEMBER 25, 2005
                                                               THIRTEEN WEEKS               FIFTY-TWO WEEKS
                                                      Revised       Previous(1)      Revised(2)      Previous(1)
 Net income                                           $12,473         $12,473         $46,868          $46,868
   Add: Net provision for income taxes                  8,102           8,102          30,124           30,124
   Add: Loss on write-off of debt issuance costs            0               0               0                0
   Add: Net interest expense and other                 11,081          11,081          40,013           40,013
 Operating income                                      31,656          31,656         117,005          117,005
   Add: Depreciation and amortization                   4,903           4,903          19,196           19,196
 EBITDA                                               $36,559         $36,559        $136,201         $136,201

   Less: Capital expenditures                          (6,613)        (10,523)        (16,333)         (20,243)
   Less: Cash Interest expense and other              (10,717)        (10,717)        (38,575)         (38,575)
   Less: Cash income taxes(3)                          (3,471)         (3,471)        (11,934)         (11,934)
  Free Cash Flow                                      $15,758         $11,848         $69,359          $65,449
  Free Cash Flow per diluted share                      $0.39           $0.29           $1.66            $1.57

(1) As per the Company's Fourth Quarter Earnings Release issued on February 7, 2006.
(2)      As per the Company's Form 10-K filed March 10, 2006.
(3) Cash income taxes represent the application of the Company's expected current year income tax liability rate to the income before provision for income taxes for each period presented, without regard to the actual timing of such payment, reduced by the benefit of the anticipated utilization of available net operating loss carry-forwards.

                                    SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        JOURNAL REGISTER COMPANY
Date: March 10, 2006

                                        By: /s/ Jean B. Clifton
                                           ----------------------------------
                                           Jean B. Clifton
                                           President and Chief Operating Officer